UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 FORM 8-K/A

                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 15, 2002
 (August 1, 2002)

                        Alternate Marketing Networks, Inc.
______________________________________________________________________________
              (Exact name of registration as specified in its charter)

Delaware                         0-26624                38-2841197
______________________________________________________________________________
(State or other jurisdiction  (Commission File Number) (IRS Employer
 of incorporation)                                      Identification No.)

                  One Ionia, S.W., Suite 520, Grand Rapids, MI 49503
______________________________________________________________________________
                        (Address of principal executive offices)

Registrant's telephone number, including area code   616-235-0698

                                Not applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report)


























Item 5.  Other Events

         a.  Press Release

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.  Financial Statements of Business Acquired.

             1. Hencie, Inc. audited financial statements for the years ended December 31, 2001 and 2000.

         b.  Pro Forma Financial Information.

             1. Alternate Marketing Networks, Inc. and Subsidiaries Pro Forma Combined Condensed Balance Sheet (Unaudited) as of June 30, 2002 and Pro Forma Combined Condensed Statement of Operations (Unaudited) for the six months ended June 30, 2002.

             2. Alternate Marketing Networks, Inc. and Subsidiaries Pro Forma Combined Condensed Statement of Operations (Unaudited) for the year ended December 31, 2001.

             3. Alternate Marketing Networks, Inc. and Subsidiaries Notes to Pro Forma Combined Condensed Financial Statements (Unaudited).


































                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ALTERNATE MARKETING NETWORKS, INC.



Date: October 15, 2002               By /s/ Sandra J. Smith
                                            Sandra J. Smith
                                            Chief Financial Officer










































FOR IMMEDIATE RELEASE

CONTACT:  Phillip Miller, Chairman
(616) 235-0698 ext. 12 (pmiller@altmarknet.com) or
Jeff Lambert (jlambert@lambert-edwards.com)
Lambert, Edwards & Associates, Inc. (616) 233-0500

             Alternate Marketing Networks Announces Profit for
           Third Quarter, Expects Profit for Second Half of 2002

GRAND RAPIDS, Michigan, October 15, 2002   Alternate Marketing Networks, Inc.
(OTC-BB: ALTM) said it expects to be profitable and post significantly higher sales versus last year's third quarter when it reports results for the three months ended September 30, 2002. The Company plans to report results for this year's third quarter on November 12, 2002.

The Grand Rapids, Mich.-based national provider of technology services and marketing services added it anticipates posting sales between $10.5 million and $11 million and net earnings in the range of $100,000 to $200,000 in the second half of 2002. Alternate Marketing Networks reported a net loss of $24,725 on net sales of $8.8 million for the second half of 2001. The 2002 results will be significantly higher because of the inclusion of five months of operating results from Hencie, the technology services unit acquired by Alternate Marketing Networks in August 2002. The Company said the earnings range reflects certain one-time gains related to the acquisition of Hencie.

"We are on track to return to profitability in the third quarter, thanks to a continuing rebound in our marketing business, as well as the contribution of Hencie, which has continued to win contracts and increase its penetration with existing clients," said Phillip Miller, chairman and president of Alternate Marketing Networks. "The combined benefits of our complementary service
businesses   marketing, logistics and technology   represent considerable
value to our customers, employees and shareholders. We believe we are merely scratching the surface of growth opportunities within Alternate Marketing Networks."

In an effort to accelerate its growth, Alternate Marketing Networks also announced a new initiative called "Fulcrum" to leverage its Hencie subsidiary's core business capabilities into other complementary markets.
This strategy entails building deep industry expertise and a full set of offerings for the "enterprise business applications" segments of these markets. The Fulcrum Initiative entails potential asset-based acquisitions, strategic alliances and key internal growth options to allow Hencie to further develop a unique and differentiated position in the markets it serves and at the same time generate higher margins and operating profits.

"The Fulcrum Initiative, as its name suggests, is all about leveraging the business and technology expertise we have at Hencie into delivering business results for our clients," said Adil Khan, CEO of Alternate Marketing Networks and founder of Hencie. "We believe that this new initiative will enable the company to create greater value by leveraging current capabilities and strengths in key industries to build a collaborative network of solutions providers centered around the Hencie business model. Additional solutions providers may be brought into the network through acquisitions or strategic alliances."


Alternate Marketing Networks / page 2 of 2

Hencie (www.hencie.com) is one of the nation's leading regional Oracle Corp. enterprise solutions providers that helps companies improve the way they do business by applying direct industry experience and proven expertise in Oracle technology with in-depth knowledge of business processes.

Alternate Marketing Networks also announced that it appointed William Warren, Vice President of Business Development for Hencie, as the Chief Strategy Officer responsible for the Fulcrum Initiative. Mr. Warren has over 20 years experience in the information technology industry and has held various sales, marketing and management positions at IBM and Cambridge Technology Partners.

"I am very excited about the potential Fulcrum has to create world-class business solutions for our clients in the manufacturing, distribution and energy industries. I look forward to working with the Alternate Marketing Networks management team to implement this strategy and to creating a unique position for the Company in the technology services marketplace," said Warren.

About Alternate Marketing Networks:
Alternate Marketing Networks (www.altmarknet.com) is a single-source provider of technology outsourcing and marketing services that offers a broad range of products and services. The Company recently acquired Hencie, Inc., an Oracle Corp. e-business solutions and applications provider. Alternate Marketing Networks offers comprehensive services in three primary areas: advertising and marketing, logistics, and technology services. Alternate Marketing Networks serves the newspaper, consumer package goods, automotive, technology, discrete manufacturing, distribution, energy, travel and hospitality industries.

This press release includes certain statements that may be deemed to be "forward-looking" statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. There are certain important risk factors and uncertainties which could cause actual results to differ materially from those described and anticipated by the forward-looking statements, including, without limitation, dependence upon software vendors, inability to obtain adequate financing, inability to expand business, inability to manage planned expansion, lack of diversification, changes in levels of sales, increased competition, changing customer relationships, results of arbitration and litigation, and stock volatility and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements. The Company undertakes no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described in other documents as filed by the Company from time to time with the Securities and Exchange Commission. Readers are specifically directed to the sections
"Risk Factors   Risks Related to the Transaction" and "Risk Factors   Risks
Related to the Business of New ALTM after the Transaction" of the most recent Proxy Statement filed by the Company.

                                   # # #






                      FINANCIAL STATEMENTS OF HENCIE

HENCIE, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
______________________________________________________________________________
                                                                          Page
INDEPENDENT AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES:

 Consolidated Balance Sheets as of December 31, 2000 and 2001, and
  March 31, 2002 (unaudited)

 Consolidated Statements of Operations for the years ended
  December 31, 2000 and 2001, and the three months ended
  March 31, 2001 and 2002 (unaudited)

 Consolidated Statements of Stockholders' Equity (Deficiency) for the years ended December 31, 2000 and 2001, and the three months ended March 31, 2002 (unaudited)

 Consolidated Statements of Cash Flows for the years ended
  December 31, 2000 and 2001, and the three months ended
  March 31, 2001 and 2002 (unaudited)

 Notes to Consolidated Financial Statements































INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Hencie, Inc.:

We have audited the accompanying consolidated balance sheets of Hencie, Inc. and subsidiary (the "Company") as of December 31, 2000 and 2001, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2001, have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations, working capital deficiency and stockholders' deficiency, as well as notes payable in default and other contingencies, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Deloitte & Touche LLP
Dallas, Texas
April 22, 2002
(May 22, 2002, as to second paragraph of Note 4)














HENCIE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 2001, AND MARCH 31, 2002 (UNAUDITED)
______________________________________________________________________________
                                                   December 31,        March 31,
                                                 2000         2001       2002
ASSETS                                                                (unaudited)

CURRENT ASSETS:
 Cash and cash equivalents                    $  167,926  $  187,275  $   13,809
 Accounts receivable - Net                     1,636,039     676,979   1,001,914
 Accrued revenues for unbilled services          317,103     146,350     199,712
 Prepaid expenses and other                       29,552      12,439       8,823
                                              ----------  ----------  ----------
     Total current assets                      2,150,620   1,023,043   1,224,258

PROPERTY AND EQUIPMENT - NET                     455,221     245,012     193,049
                                              ----------  ----------  ----------
TOTAL                                         $2,605,841  $1,268,055  $1,417,307
                                              ==========  ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
 Notes payable to factor                      $1,129,212 $   543,611  $  688,226
 Senior subordinated note payable              1,400,000   1,400,000   1,400,000
 Current portion of long-term debt                67,627      70,830      57,848
 Accounts payable                                781,151     845,970   1,027,927
 Accrued expenses                              2,626,353   1,848,023   1,701,649
 Deferred revenue                                 52,663     124,188     260,000
                                              ----------  ----------  ----------
     Total current liabilities                 6,057,006   4,832,622   5,135,650

LONG-TERM DEBT - Less current portion            121,766      90,798      89,061

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (DEFICIENCY):
 Series B junior, cumulative preferred stock,
  $.01 par value; 50,000,000 shares authorized;
  100,100 and 0 shares issued and outstanding,
  respectively                                 1,000,000   1,000,000      -
 Common stock, $.01 par value; 25,000,000
  shares authorized; 10,511,509, 12,264,151
  and 17,167,277 shares issued and outstanding,
  respectively                                   105,115     122,641     171,673
 Additional paid-in capital                    2,304,491   2,533,583   3,776,373
 Accumulated deficit                          (6,729,356) (6,973,307) (7,390,528)
 Deferred compensation                          (253,181)   (338,282)   (364,922)
                                              ----------  ----------  ----------
     Total stockholders' deficiency           (3,572,931) (3,655,365) (3,807,404)
                                              ----------  ----------  ----------
TOTAL                                         $2,605,841  $1,268,055  $1,417,307
                                              ==========  ==========  ==========

See notes to consolidated financial statements.




HENCIE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 2001, AND THREE MONTHS ENDED
MARCH 31, 2001 AND 2002 (UNAUDITED)
______________________________________________________________________________
                                                               Three months ended
                                                                    March 31,
                                                            ------------------------
                                       2000        2001         2001        2002
                                                               (unaudited)
REVENUES                           $10,318,840  $11,937,462   $3,686,416  $2,445,091
COST OF REVENUES                     4,633,677    6,367,462    1,819,138   1,365,463
                                   -----------  -----------  ----------- ---------
GROSS PROFIT                         5,685,163    5,570,000    1,867,278   1,079,628

OPERATING EXPENSES:
 Compensation and benefits           7,119,721    3,674,024    1,026,813     738,133
 Legal and other professional
  services                             366,917      198,242       32,118     202,762
 General and administrative          2,228,677      973,781      341,990     157,490
 Stock-based compensation and
  other costs                          730,455       94,939       21,121     199,828
 Depreciation and amortization         178,441      237,030      104,146      51,963
                                   -----------  -----------  -----------  ----------
     Total operating expenses       10,624,211    5,178,016    1,526,188   1,350,176

OPERATING INCOME (LOSS)             (4,939,048)     391,984      341,090   (270,548)

OTHER INCOME (EXPENSE) -
 Interest expense                     (293,396)    (635,935)    (200,084)  (146,673)
                                   -----------  -----------  -----------  ----------
NET INCOME (LOSS)                  $(5,232,444) $  (243,951) $   141,006 $ (417,221)
                                   ===========  ===========  ===========  ==========

See notes to consolidated financial statements.






















HENCIE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 2000 AND 2001, AND THREE MONTHS ENDED MARCH 31, 2002
(UNAUDITED)
______________________________________________________________________________
                                          Preferred Stock         Common Stock
                                         Shares     Dollars     Shares     Dollars
BALANCE, JANUARY 1, 2000                      -   $   -       4,000,000  $    800
Hencie Consulting Services, Inc.
  ("HCS", the predecessor):
 Capital contribution
 Common stock exchanged for preferred stock  100   1,000,000 (1,500,000)     (300)
 Common stock exchanged for Hencie, Inc.
  common stock (shown below)                                 (2,500,000)     (500)
Hencie, Inc.:
 Common stock issued for HCS common stock
  (shown above)                                               1,500,000    15,000
 Common stock issued to CEO                                   7,000,000    70,000
 Restricted common stock issued to CEO                        2,000,000    20,000
 Stock-based compensation for option grants
 Amortization of deferred compensation
 Stock options exercised                                         11,509       115
 Net loss
                                            ----  ---------- ----------  --------
BALANCE, DECEMBER 31, 2000                   100   1,000,000 10,511,509   105,115
 Stock options exercised                                      1,552,642    15,526
 Common stock issued to customer                                200,000     2,000
 Stock-based compensation for option grants
 Amortization of deferred compensation
 Net loss
                                            ----  ---------- ----------  --------
BALANCE, DECEMBER 31, 2001                   100   1,000,000 12,264,151   122,641
 Preferred stock exchanged for common stock (100) (1,000,000) 1,919,857    19,199
 Stock options exercised                                      2,178,468    21,785
 Common stock issued to employees                               108,279     1,083
 Common stock issued to vendor                                  696,522     6,965
 Amortization of deferred compensation
 Net loss
                                            ----  ---------- ----------  --------
BALANCE, MARCH 31, 2002 (unaudited)           --   $      -- 17,167,277  $171,673
                                            ====  ========== ==========  ========
                                                                                    Total
                                         Additional                             Stockholders'
                                          Paid-In      Deferred    Accumulated     Equity
                                          Capital    Compensation    Deficit    (Deficiency)
BALANCE, JANUARY 1, 2000                  $      200    $    -      $  (497,287)  $  (496,287)
Hencie Consulting Services, Inc.
  ("HCS", the predecessor):
 Capital contribution                      1,425,000                                1,425,000
 Common stock exchanged for preferred stock      (75)                  (999,625)           --
 Common stock exchanged for Hencie, Inc.
  common stock (shown below)                    (125)                                    (625)
Hencie, Inc.:
 Common stock issued for HCS common stock
  (shown above)                              (14,375)                                     625
 Common stock issued to CEO                  630,000                                  700,000
 Restricted common stock issued to CEO       180,000      (200,000)                        --
 Stock-based compensation for option grants   83,636       (83,636)                        --
 Amortization of deferred compensation                      30,455                     30,455
 Stock options exercised                         230                                      345
 Net loss                                                            (5,232,444)   (5,232,444)
                                          ----------    ----------  ------------  -----------
BALANCE, DECEMBER 31, 2000                 2,304,491      (253,181)  (6,729,356)   (3,572,931)
 Stock options exercised                      31,052                                   46,578
 Common stock issued to customer              18,000                                   20,000
 Stock-based compensation for option grants  180,040      (180,040)                        --
 Amortization of deferred compensation                      94,939                     94,939
 Net loss                                                              (243,951)     (243,951)
                                          ----------    ----------  ------------  -----------
BALANCE, DECEMBER 31, 2001                 2,533,583      (338,282)  (6,973,307)   (3,655,365)
 Preferred stock exchanged for common stock  980,801                                       --
 Stock options exercised                     109,077       (65,508)                    65,354
 Common stock issued to employees             20,573                                   21,656
 Common stock issued to vendor               132,339                                  139,304
 Amortization of deferred compensation                      38,868                     38,868
 Net loss                                                              (417,221)     (417,221)
                                          ----------    ----------  ------------  -----------
BALANCE, MARCH 31, 2002 (unaudited)       $3,776,373    $ (364,922) $(7,390,528)  $(3,807,404)
                                          ==========    ==========  ============  ===========

See notes to consolidated financial statements.


HENCIE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 2001, AND THREE MONTHS ENDED
MARCH 31, 2001 AND 2002 (UNAUDITED)
______________________________________________________________________________
                                                                Three months ended
                                                                      March 31,
                                                               -------------------
                                           2000        2001        2001       2002
                                                                     (unaudited)
OPERATING ACTIVITIES:
 Net income (loss)                     $(5,232,444) $(243,951) $  141,006 $(417,221)
 Noncash items in net income (loss):
 Stock-based compensation and other
  costs                                    730,455     94,939      21,121    199,828
 Stock issued to customer (reduced
  revenues)                                            20,000
 Depreciation and amortization             178,441    237,030     104,146     51,963
Changes in operating assets and
  liabilities:
 Accounts receivable and accrued
  revenues                              (1,087,938) 1,129,813    (599,776) (378,297)
 Prepaid expenses and other                (29,552)    17,113      (4,000)     3,616
 Accounts payable                          388,146     64,819    (106,722)   181,957
 Accrued expenses                        2,231,326   (778,330)   (100,391) (146,374)
 Deferred revenue                          (57,596)    71,525     107,886    135,812
                                        ----------  ---------  ----------  ---------
   Net cash provided by (used in)
    operating activities                (2,879,162)   612,958    (436,730) (368,716)

INVESTING ACTIVITIES - Purchases
 of property and equipment                (436,555)   (26,821)     (7,041)      --

FINANCING ACTIVITIES:
 Proceeds from common stock issuances
  and capital contribution               1,425,345     46,578       7,772     65,354
 Proceeds from notes payable             2,044,291                444,420    144,615
 Payments on notes payable and
  long-term debt                           (63,373)  (613,366)              (14,719)
                                        ----------  ---------  ----------  ---------
    Net cash provided by (used in)
     financing activities                3,406,263   (566,788)    452,192    195,250
                                        ----------  ---------  ----------  ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                           90,546     19,349       8,421  (173,466)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                        77,380    167,926     167,926    187,275
                                        ----------  ---------  ----------  ---------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                          $  167,926  $ 187,275  $  176,347  $  13,809
                                        ==========  =========  ==========  =========
SUPPLEMENTAL INFORMATION -
 Interest paid                          $   20,579  $  14,019  $   73,385  $  43,761
                                        ==========  =========  ==========  =========

See notes to consolidated financial statements.




HENCIE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 2001, AND
THREE MONTHS ENDED MARCH 31, 2001 AND 2002 (UNAUDITED)
______________________________________________________________________________

1.     SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS - Hencie Consulting Services, Inc. was formed on November 19, 1996, and became a wholly owned subsidiary of Hencie, Inc., a Delaware corporation, which was formed on August 9, 2000 (collectively, "the Company"). The Company provides e-Business solutions and applications to a broad range of clients and industry segments.

CONSOLIDATED FINANCIAL STATEMENTS include the accounts of Hencie, Inc. and Hencie Consulting Services, Inc. from the dates of their formation and have been prepared in conformity with accounting principles generally accepted in the United States of America. Significant intercompany balances and transactions are eliminated in consolidation.

FINANCIAL STATEMENT PREPARATION requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the amounts of revenues and expenses reported during the periods. Actual results could differ from these estimates.

GOING CONCERN   These financial statements have been prepared on a going
concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant, recurring losses and has a significant working capital deficiency and stockholders' deficiency at December 31, 2001. Notes payable of $1,400,000 are past due and in default, and accrued payroll taxes of $978,158 are due to the IRS (Notes 4 and 5) at December 31, 2001. Also, disputes have arisen on a capital contribution of $1,425,000 in 2000, which could require repayment by the Company if not resolved (Note 7). These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations. The Company plans to continue to raise additional capital as required. As indicated in Note 10, the Company has entered into an agreement of reorganization with another company which is subject to approval by the public stockholders of that company. However, the Company cannot provide any assurances that these plans will be achieved and sufficient funding will result.

REVENUES from implementation contracts are recognized on a time-and-materials basis as services are performed. Revenues are accrued for services provided that have not been billed at the reporting date. The percentage-of-completion method is used to account for custom consulting contracts and fixed price contracts, with revenues recognized as services are performed over the life of the contract, based on the costs it incurs in relation to the total estimated costs. Revenues from separately priced maintenance contracts are initially deferred and recognized ratably over the term of the contract, which is typically 12 months. Out-of-pocket expenses reimbursed by clients are included in revenues, and the expenses incurred by the Company are included in cost of revenues.

SOFTWARE DEVELOPMENT COSTS are expensed as incurred and totaled $140,000 and $0 in 2000 and 2001, respectively, and $0 for the three months ended March 31, 2001 and 2002 (unaudited).

CASH AND CASH EQUIVALENTS consist of liquid investments with maturities of three months or less at date of purchase.

ACCOUNTS RECEIVABLE are stated net of an allowance for doubtful accounts of $316,532 and $197,844 at December 31, 2000 and 2001, respectively, and $215,155 at March 31, 2002 (unaudited). The Company performs credit evaluations of its customers and establishes credit limits, periodically reviews accounts receivable for collectibility, and provides an allowance for doubtful accounts as deemed necessary. Accounts receivable that are factored to a lender with full recourse to the Company are $1,411,515 and $679,514 at December 31, 2000 and 2001, respectively, and $860,283 at March 31, 2002 (unaudited). These transfers of receivables to the lender are accounted for as secured borrowings.

PROPERTY AND EQUIPMENT are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets of primarily three years or the related lease term, if shorter.

STOCK-BASED COMPENSATION arising from stock option grants is accounted for by the intrinsic value method under APB Opinion No. 25. Statement of Financial Accounting Standards ("SFAS") No. 123 encourages (but does not require) the cost of stock-based compensation arrangements with employees to be measured based on the fair value of the equity instrument awarded. As permitted by SFAS No. 123, the Company applies APB Opinion No. 25 to its stock-based compensation awards to employees and discloses in Note 8 the required pro forma effect on operations.

UNAUDITED INTERIM FINANCIAL INFORMATION at March 31, 2002, and for the three months ended March 31, 2001 and 2002, have been prepared on the same basis as the audited financial statements presented. In the opinion of management, such unaudited information include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this interim information. The results of these interim periods are not necessarily indicative of future results.

2.     ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

Accounts receivable and revenues from significant customers represent the following percentages of the Company's net accounts receivable and total revenues:

             Accounts Receivable at                 Revenues
            December 31,    March 31,     Year Ended      Quarter Ended
                                          December 31,      March 31,
            2000    2001      2002      2000     2001    2001      2002
                           (unaudited)                    (unaudited)
Customer A   19%      -%        -%       26%      35%     38%       20%
Customer B   15       2         1         8        4       6         -
Customer C    -      19        16         -        2       -        26
Customer D    -      12         -         -        8       1         -
Customer E    2      10         9         1       13       5         -
Customer F    -      16        12         -        5       -        19
Customer G    -       -        29         -        -       -        13
Customer H    4       -         -         1        5      10         -

3.     PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                          December 31,            March 31,
                                        2000       2001             2002
                                                                 (unaudited)
Leasehold improvements               $ 41,993   $ 41,993          $ 41,993
Furniture and fixtures                 47,031     72,526            72,526
Computers and office equipment        609,774    610,612           610,612
                                     --------   --------          --------
Total                                 698,798    725,131           725,131

Less accumulated depreciation
 and amortization                     243,577    480,119           532,082
                                     --------   --------          --------
Property and equipment - net         $455,221   $245,012          $193,049
                                     ========   ========          ========

4.     NOTES PAYABLE AND DEBT

The Company has a factoring arrangement under which it can sell its accounts receivable to a lender with full recourse to the Company in the event of collection losses. Notes payable of $1,129,212 and $543,611 at December 31, 2000 and 2001, respectively, and $688,226 at March 31, 2002 (unaudited), represents the outstanding borrowings under this arrangement. A major stockholder of the Company guarantees 100% of the accounts receivable factored by the Company.

Senior subordinated convertible note payable of $1,400,000, bears interest at 8%, and was due at the original maturity date of November 21, 2001. On May 22, 2002, the Company entered into a settlement agreement with Edge Technology Group, Inc., a Delaware corporation ("Edge"), to resolve litigation that had arisen with respect to the note. Pursuant to that agreement, the Company initially paid to Edge $55,000 upon the execution of the settlement agreement and, after August 15, 2002, or the closing of the agreement of reorganization (the "Transaction Agreement") the Company has entered into with another company (Note 10), is obligated to pay $60,000 in equal monthly installments until it pays to Edge a total of $1,650,000 plus interest accruing at a fixed rate per annum equal to 8% percent. The Company's aggregate payments to Edge under the settlement agreement may be reduced by $450,000 (plus any interest accrued thereon) if (a) either (x) the Transaction Agreement is closed and the Company or the company mentioned in Note 10 has made at least three timely monthly installments of principal and interest to Edge or (y) the Company makes twelve timely monthly installments of principal and interest to Edge;
(b) shares of the Company mentioned in Note 10 with a value equal to 150% of the then outstanding debt have been pledged to Edge; and (c) no event of default pursuant to the settlement agreement has occurred.

The convertible feature of the note, which allowed the holder to convert the note into 885,543 shares of Series A convertible preferred stock, expired in November 2000.

Long-term debt consists of the following:

                                                   December 31,        March 31,
                                                 2000         2001       2002
                                                                      (unaudited)
  Small Business Administration guaranteed
  loan, interest payable monthly at 9.75%,
  principal due in monthly installments of
  $2,604 through March 2006                   $ 132,698   $ 111,911   $ 110,174

  Note payable, interest payable quarterly
  at 8.89%, principal due in quarterly
  installments of $14,161 through April 2002     56,695      49,717      36,735
                                              ---------   ---------   ---------
  Total                                         189,393     161,628     146,909

  Less current portion                           67,627      70,830      57,848
                                              ---------   ---------   ---------
  Long-term portion                           $ 121,766   $  90,798   $  89,061
                                              =========   =========   =========

5.     ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                   December 31,        March 31,
                                                 2000         2001       2002
                                                                      (unaudited)
   Payroll taxes payable to the IRS          $1,955,758   $  978,158  $  788,891
   Salaries and other incentive compensation    370,551      406,831     446,900
   Vacation                                     151,358      199,658     230,777
   Interest                                      28,000      140,000     168,000
   Insurance                                    120,686      123,376      67,081
                                              ---------   ----------  ----------
   Total                                     $2,626,353   $1,848,023  $1,701,649
                                             ==========   ==========  ==========

Payroll taxes are payable under a payment plan with the IRS where the Company pays $92,692 monthly, including interest at a floating rate (6% at December 31, 2001), beginning January 2001 and continuing until paid in full in December 2002.

6.     EMPLOYEE BENEFITS

The Company maintains a qualified cash or deferred compensation plan under
Section 401(k) of the Internal Revenue Code. Under the plan, domestic employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. The Company, on an elective basis, contributes a matching 50% of the first 6% of employee contributions. In 2000 and 2001, the Company's contributions were $143,325 and $150,444, respectively, and were $39,140 and $0 for the three months ended March 31, 2001 and 2002, respectively (unaudited).

7.     COMMITMENTS AND CONTINGENCIES

OPERATING LEASES - The Company leases certain corporate office space in Dallas and Houston, Texas under noncancelable operating lease agreements. Rent expense under these leases was $465,106 and $347,826 in 2000 and 2001, respectively, and $104,159 and $54,313 for the three months ended March 31, 2001 and 2002, respectively (unaudited). Future minimum rental commitments under such leases at December 31, 2001, are as follows: $296,648 in 2002, $323,616 in 2003, $323,616 in 2004, and $53,936 in 2005. The Dallas office lease includes a renewal option of three years at similar terms and conditions.

LEGAL PROCEEDINGS - The Company faces potential litigation related to a capital contribution of $1,425,000 in 2000. On January 9, 2001, the Company received a demand letter from Hencie.Com, an affiliate of Paul A. Tanner (see
Note 8, Formation), claiming that (i) Hencie.Com was entitled to 1,500,000 shares of the Company's common stock (the "Collateral") in connection with an alleged stock purchase agreement by and between the Company and Hencie.Com and
(ii) the Company owed Hencie.Com $1,900,000 in connection with $1,400,000 that was advanced to the Company by Hencie.Com (collectively, the "Claims"). The Company has investigated the Claims and concluded that the Company's CEO, and not the Company, is obligated to pay and deliver 1,176,000 shares of the Company's common stock, issued in the name of the CEO, to Hencie.Com, upon execution by Paul A. Tanner of certain releases, in connection with a transaction consummated as of September 15, 2000, by and between the Company, its CEO, and certain other parties (the "Equity Transaction"). The CEO has agreed, pursuant to that Indemnification Agreement, dated September 15, 2000, to indemnify the Company from and against any losses or liabilities arising out of or relating to the Claims.

The Company believes that the indemnification agreement will be sufficient to eliminate the risks to the Company. However, if the dispute is not resolved and the Collateral is not sufficient, the resulting outcome could require the Company to repay all or a portion of the capital contribution. In the event litigation in connection with the Claims is pursued and the CEO is, for any reason, unable to fulfill his indemnification obligations to the Company in connection with such Claims, the Company intends to vigorously contend the Claims and pursue any potential counterclaims that may be available. However, the business, financial condition, and operations of the Company could be materially and adversely affected by an outcome that is adverse to the Company with respect to any of the Claims, legal fees and expenses associated with investigating, contesting, and defending against any of the Claims, whether or not the Claims are successfully pursued by Mr. Tanner, and the diversion of management's time and resources in connection with any such investigation, contest, or defense. Therefore, the dispute and legal fees and expenses incurred in connection with such dispute could have a material and adverse effect on the Company.

8.     STOCKHOLDERS' EQUITY

FORMATION - Upon formation of Hencie, Inc. ("Hencie") in August 2000, Hencie Consulting Services, Inc. ("HCS") had 4,000,000 shares of common stock outstanding. A stockholder of HCS exchanged 1,500,000 shares of HCS common stock for 100 shares of Series A junior preferred stock, which was later exchanged for 100 shares of Hencie Series B junior preferred stock discussed below. Other stockholders of HCS exchanged a total of 2,500,000 shares of HCS common stock for 1,500,000 shares of Hencie common stock.

HCS also received a capital contribution of $1,425,000 from an individual as part of his fund raising efforts for HCS. However, no shares were issued, and there are disputes with this individual as discussed in Note 7, Legal Proceedings.

COMMON STOCK - Upon formation, Hencie also issued 9,000,000 common shares to the CEO, of which 7,000,000 were vested for past services and 2,000,000 were restricted for future services and vest over four years. All of these shares were recorded at $0.10 per share based on estimated fair value. Stock-based compensation and costs of $700,000 was recorded in 2000 for the 7,000,000 shares and is included in operating expenses. Deferred compensation of $200,000 was recorded in 2000 for the 2,000,000 shares, and amortization of deferred compensation of $16,668 and $50,000 was recorded in 2000 and 2001, respectively, and $12,500 for each of the three months ended March 31, 2001 and 2002 (unaudited), and is included in stock-based compensation and other costs in operating expenses. The CEO has pledged 3,000,000 of the vested shares as collateral under an indemnification agreement related to the disputes discussed in Note 7, Legal Proceedings.

In 2001, the Company issued 200,000 common shares to a customer. These shares were valued at $0.10 per share based on estimated fair value, and the total of $20,000 was recorded as a reduction of revenues.

SERIES B JUNIOR PREFERRED STOCK - The Company has authorized 50 million shares of $.01 par value junior, cumulative, nonvoting preferred stock. The preferred stock has a liquidation value of $10,000 per share and accumulates dividends at 8% per annum, when and if declared. At December 31, 2000 and 2001, there are 100 shares of preferred stock issued and outstanding. At December 31, 2001, the shares have cumulative dividends in arrears of $80,000.

UNAUDITED INTERIM PERIOD IN 2002 - In March 2002, the Company redeemed the 100 outstanding shares of Senior B Junior Preferred Stock by issuing 1,919,857 shares of the Company's common stock. The Company also issued 696,522 shares to a vendor and 108,279 shares to employees for services performed. These shares were valued at $0.20 per share based on estimated fair value, and the total of $160,960 was recorded as stock-based compensation and other costs in operating expenses.

STOCK OPTION PLANS - The 1999 Stock Option Plan (the "1999 Plan"), as amended, provides for the granting of incentive stock options and nonqualified options for up to 2,250,000 common shares at an exercise price at least equal to the fair value on the grant date. Options may be exercised in whole or in installments and expire no later than ten years after the grant date. Options generally vest over a period of four years.

On August 30, 2000, the Company adopted the 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan provides for the granting of incentive stock, restricted stock, and nonqualified options for up to 3,698,712 shares of common stock at an exercise price at least equal to the fair value on the grant date. Options are exercisable beginning with the grant date and may be exercised in whole or in installments and expire no later than ten years after the grant date. The options or the related common stock issued from the options exercised generally vest over a period of ten quarters.

Stock option activity in 2000 and 2001 and for the three months ended March 31, 2002 (unaudited), is as follows:

                                                   Number          Exercise
                                                  of Shares         Price
Outstanding options, January 1, 2000              1,082,584          $ 0.03
 Granted                                          3,127,202            0.03
 Canceled                                          (373,149)           0.03
 Exercised                                         ( 11,509)           0.03
                                                  ---------          ------

Outstanding options, December 31, 2000
 (1,739,609 exercisable)                          3,825,128            0.03
 Granted                                          1,427,500            0.03
 Canceled                                        (1,422,703)           0.03
 Exercised                                       (1,552,642)           0.03
                                                  ---------          ------

Outstanding options, December 31, 2001
 (2,016,023 exercisable)                          2,277,283            0.03
 Exercised                                       (2,178,468)           0.03
                                                  ---------          ------

Outstanding options, March 31, 2002
 (98,815 exercisable)-unaudited                      98,815          $ 0.03
                                                  =========          ======

The following table summarizes additional information about stock options outstanding and exercisable at December 31, 2001:

                       Options Outstanding              Options Exercisable
             ------------------------------------  ----------------------------
                         Weighted
                          Average      Weighted                     Weighted
                         Remaining     Average                      Average
  Exercise   Number of  Contractual    Exercise       Number of     Exercise
    Price     Shares       Life         Price          Shares        Price
 $   0.03    2,277,283   8.70 years    $ 0.03         2,016,023      $ 0.03

The Company applies APB No. 25 and related interpretations in accounting for the plans. Deferred compensation of $83,636 and $180,040 was recorded in 2000 and 2001, respectively, for 1,194,800 and 1,427,500 options granted, respectively, based on the excess of the estimated fair value of the common stock on the grant dates over the exercise price of $0.03 per share. Amortization of deferred compensation of $13,787 and $44,939 was recorded in 2000 and 2001, respectively, and $8,621 and $26,368 for the three months ended March 31, 2001 and 2002, respectively (unaudited), and is included in stock-based compensation and other costs in operating expenses. SFAS No. 123 prescribes a method to record compensation cost at the estimated fair value of the options at the grant date. Had compensation cost been determined with the method prescribed by SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                           December 31,
                                       2000             2001
   Net Income (Loss)              $ (5,232,444)    $   (243,951)
   Pro Forma Net Income (Loss)    $ (5,236,766)    $   (249,364)

In the pro forma calculations, the weighted average fair value of options granted to employees in 2000 and 2001 was estimated at $.04 and $.13 per share, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000 and 2001, respectively: risk-free interest rate of 6.40% and 3.51%, no dividend yield, expected lives of three years and no expected volatility (because the Company's stock is not publicly traded).

UNAUDITED INTERIM PERIOD IN 2002 - In March 2002, options to purchase 2,195,468 common shares were exercised. These shares issued are restricted, and the vesting schedule from the related options continues, except for 452,069 shares for which the vesting was accelerated due to the planned sale of the Company (Note 10). This acceleration of vesting created a new measurement date, and deferred compensation of $65,508 was recorded based on the excess of the estimated fair value of the common stock on the date of the acceleration of vesting over the exercise price of $0.03 per share, less the deferred compensation recognized at the original measurement date. The 452,069 shares are also restricted for a period of six months following the sale of the Company, and the deferred compensation will be amortized by the Company and included in stock-based compensation and other costs in operating expenses over this period of six months.

9.     INCOME TAXES

The tax effects of significant items comprising the Company's net deferred income tax assets (liabilities) at December 31 are as follows:

                                                              2000        2001

   Net operating loss ("NOL") carryforwards - expiring
    in 2012 to 2021                                      $   526,133   $1,331,946
   Timing differences                                      1,220,184      528,227
   Valuation allowance                                    (1,746,317)  (1,860,173)
                                                         -----------   ----------
                                                         $     --      $   --
                                                         ===========   ==========

10.     SUBSEQUENT SALE OF THE COMPANY

On April 9, 2002, the Company and certain of the Company's stockholders entered into an agreement and plan of reorganization with Alternate Marketing Networks, Inc. ("ALTM"), a public company, under section 368 of the Internal Revenue Service ("IRS") Code. Subject to the approval of the ALTM stockholders, the effect of this plan is to move ALTM into a new Delaware Corporation ("New ALTM") and for New ALTM to acquire the Company. The plan is for a first closing of accredited stockholders who own over 80% of the Company and a second closing and registration for the remaining unaccredited stockholders. At closing, certain liabilities of the Company will be paid including all amounts owed to the IRS. New ALTM, post merger, is expected to have positive working capital and active credit lines available.

                                  ******


















































             ALTERNATE MARKETING NETWORKS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial information gives effect to the acquisition of Hencie, Inc. (the Transaction) using the purchase method of accounting.

     The unaudited pro forma combined condensed balance sheet as of June 30, 2002 is based on the individual historical balance sheets of Alternate Marketing Networks, Inc. (Alternate Marketing) and Hencie, Inc. (Hencie) and has been prepared to reflect the Transaction as if the Transaction had occurred as of June 30, 2002.

     December 31 is the fiscal year end of both Alternate Marketing and Hencie. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 is based on the individual historical statements of operations of Alternate Marketing and Hencie and combines the results of operations of Alternate Marketing for the year ended December 31, 2001 with the results of operations for Hencie for the year ended December 31, 2001 as if the Transaction had occurred as of January 1, 2001. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2002 is based on the individual historical statements of operations of Alternate Marketing and Hencie and combines the results of operations for Alternate Marketing and Hencie for the six months ended June 30, 2002, as if the Transaction had occurred as of the beginning of the period.

     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the Transaction had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of Alternate Marketing. The unaudited pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Alternate Marketing's and Hencie's operations. The costs related to restructuring and integration have not yet been determined.

     The unaudited pro forma combined condensed financial information should be read in conjunction with Alternate Marketing's annual report on Form 10-KSB for the fiscal year ended December 31, 2001 (incorporated herein by reference) and its quarterly report on Form 10-QSB for the six months ended June 30, 2002 and with the audited financial statements of Hencie included herein.















            ALTERNATE MARKETING NETWORKS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           as of June 30, 2002

                                        Alternate                 Pro Forma            Pro Forma
                                        Marketing     Hencie      Adjustments   Notes  Combined
 Assets
Cash and cash equivalents              $ 1,257,834   $ (136,014)           --        $ 1,121,820
Accounts receivable, net of allowance  $ 3,136,959   $1,171,674            --        $ 4,308,633
Prepaid expenses                       $   303,583   $    5,206   $  (220,000)  (1)  $    88,789
Refundable federal income tax          $   180,000   $        -            --        $   180,000
  Total current assets                 $ 4,878,376   $1,040,866   $  (220,000)       $ 5,699,242

Property and equipment, net of
  accumulated depreciation             $    60,662   $  148,382            --        $   209,044
Computer software, net                 $    45,485   $       --            --        $    45,485
Goodwill, net                          $   800,889   $       --   $ 7,671,158   (1)  $ 8,472,047
Total assets                           $ 5,785,412   $1,189,248   $ 7,451,158        $14,425,818

  Liabilities
Debt to factor                         $         -   $  680,983            --        $   680,983
Current portion of long-term debt and
  notes payable                        $         -   $1,402,848   $         -        $ 1,402,848
Accounts payable                       $ 1,528,097   $1,406,900            --        $ 2,934,997
Accrued liabilities                    $   191,636   $1,886,421   $         -        $ 2,078,057
Deferred revenue                       $     9,375   $   41,691            --        $    51,066
Notes payable-bank                     $   165,000           -    $        --            165,000
  Total current liabilities            $ 1,894,108   $5,418,843   $         -        $ 7,312,951

Long-term debt and notes payable, less
  current portion                      $        -    $   85,575            --        $    85,575

  Shareholders' equity
Preferred stock                        $        -    $       --   $        --        $        --
Common stock                           $10,417,243   $  172,360   $ 3,135,988  (1)   $13,553,231
                                                                  $  (172,360) (1)
Additional paid-in capital             $        -   $ 3,777,748   $(3,777,748) (1)   $        --
Deferred compensation                  $        -   $  (326,051)  $   326,051  (1)   $        --
Accumulated losses                     $(6,525,939) $(7,939,227)  $ 7,939,227  (1)   $(6,525,939)
  Total shareholders' equity           $ 3,891,304  $(4,315,170)  $ 7,451,158        $ 7,027,292

Total liabilities and shareholders'
  equity                               $ 5,785,412  $ 1,189,248   $ 7,451,158        $14,425,818

     See accompanying notes to the unaudited pro forma combined condensed financial statements.

















              ALTERNATE MARKETING NETWORKS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     for the year ended December 31, 2001

                            Alternate                 Pro Forma         Notes        Pro Forma
                            Marketing     Hencie      Adjustments                     Combined
Net sales                  $16,626,151   $11,937,462         --                      $28,563,613
Cost of sales              $12,837,911   $ 6,367,462         --                      $19,205,373
  Gross profit             $ 3,788,240   $ 5,570,000  $       -                      $ 9,358,240

Selling, general and
  administrative expenses  $ 4,536,618   $ 5,178,016  $(150,000)        (2)          $ 9,564,634

Income (loss) from
  operations               $  (748,378)  $   391,984  $ 150,000                      $  (206,394)

Other income (expense),
   net                     $   125,847   $  (635,935)        --                      $  (510,088)

Loss before income taxes   $  (622,531)  $  (243,951) $ 150,000                      $  (716,482)

Income tax expense
  (benefit)                $  (217,660)  $         -         --                      $  (217,660)

Net loss                   $  (404,871)  $  (243,951) $ 150,000                      $  (498,822)

EPS (Basic and Diluted)    $     (0.09)  $         -         --                      $     (0.05)
Weighted average shares      4,612,805                4,854,470                        9,467,275

     See accompanying notes to the unaudited pro forma combined condensed financial statements.




























           ALTERNATE MARKETING NETWORKS, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   for the six months ended June 30, 2002

                            Alternate                 Pro Forma         Notes        Pro Forma
                            Marketing     Hencie      Adjustments                     Combined
Net sales                  $ 8,318,485   $ 4,681,855         --                      $13,000,340
Cost of sales              $ 6,497,332   $ 2,788,653         --                      $ 9,285,985
  Gross profit             $ 1,821,153   $ 1,893,202  $       -                      $ 3,714,355

Selling, general and
  administrative expenses  $ 1,984,931   $ 2,615,902  $      --                      $ 4,600,833

Loss from operations       $  (163,778)  $  (722,700) $      --                      $  (886,478)

Other income (expense),
   net                     $    12,856   $  (243,221)        --                      $  (230,365)

Loss before accounting
   change                  $  (150,922)  $  (965,921) $      --                      $(1,116,843)

Cumulative effect of
   accounting change       $(1,204,058)  $        --  $      --                      $(1,204,058)

Net loss                   $(1,354,980)  $  (965,921) $       -                      $(2,320,901)


EPS (Basic and diluted)    $     (0.29)           --  $      --                      $     (0.25)
Weighted average shares      4,586,005                   4,854,470                     9,440,475



Supplemental Pro Forma Information:

Net loss shown above       $(1,354,980)  $  (965,921) $       -                      $(2,320,901)

Non recurring charges                -       454,000  $       -                      $   454,000

Adjusted net loss          $(1,354,980)  $  (511,921) $       -                      $(1,866,901)





     See accompanying notes to the unaudited pro forma combined condensed financial statements.



















           ALTERNATE MARKETING NETWORKS, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Summary of the Transaction

Pursuant to the Transaction Agreement, New ALTM will issue 4,854,470 shares of its common stock with a fair value of $3,135,988 to the shareholders of Hencie in exchange for 100% ownership of Hencie. Fair value of the shares is determined using an average of Alternate Marketing stock price as traded on Nasdaq just prior to and just after the announcement of the Transaction and applying a valuation discount pertaining to marketability. Alternate Marketing acquired more than 80% of Hencie's stock from the Majority Hencie Shareholders. Within one year subsequent to the acquisition from the Majority Hencie Shareholders, Alternate Marketing will acquire the remaining outstanding shares from the Minority Hencie Shareholders. Upon completion of the acquisition of 100% of Hencie in exchange for New ALTM common stock, the Hencie shareholders will own 49% of New ALTM on a fully diluted basis. The acquisition has been accounted for using the purchase method of accounting with the excess value of the sum of the fair value of stock and transaction costs of approximately $220,000 over the fair value of the assets and being recorded as goodwill. As prescribed by SFAS 142, resulting goodwill will not be subject to amortization.

(1) This pro forma adjustment eliminates the equity of Hencie. It also records the issuance of 4,854,470 shares of common stock with a fair value of $3,135,988 and the resulting goodwill of $7,275,158 including the transaction costs of approximately $220,000. The Company is in the process of evaluating the allocation between goodwill and other amortizable intangibles.

(2) This pro forma adjustment is to reflect Alternate Marketing's adoption of SFAS 142 on January 1, 2002, which requires that goodwill not be amortized, but will be subject to periodic testing for impairment.

The following table illustrates the calculations of basic income per share and diluted income per share. Diluted income (loss) per share has no shares included for potential options and warrants as they are anti-dilutive.

                                                      December 31, 2001
                                                  Alternate       Pro forma
                                                  Marketing       Combined
Income (Numerator):
   Net loss                                      $ (404,871)      $ (498,822)
Shares (Denominator):
   Weighted shares outstanding                    4,612,805        9,467,275
Basic and Diluted Loss per share:
   Net loss per share                            $    (0.09)      $    (0.05)

                                                        June 30, 2002
                                                  Alternate       Pro forma
                                                  Marketing       Combined
Income (Numerator):
   Net loss                                     $(1,354,980)     $(2,320,901)
Shares (Denominator):
   Weighted shares outstanding                    4,586,005        9,440,475
Basic and Diluted Loss per share:
   Net loss per share                            $    (0.29)      $    (0.25)

The Company has recorded no pro forma income tax benefits due to the inability to currently utilize its deferred tax assets relating to net operating losses.